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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY



Karim Suleman was appointed attorney for the Corporation and the other two directors, Joseph O'Connor and Ayaz Somani, in the SB2 Registration Statement dated April 10, 2002 and recorded as File No. 333-86266, to execute all further amendments to the registration statement.

The following is a certified true copy of a resolution passed by the Board of Directors of the Corporation unanimously the 10th day of April 2002.

     RESOLVED that the Corporation, Joseph O'Connor and Ayaz Somani hereby appoint Karim Suleman as the attorney-in-fact with full power of substitution to execute, in the name and on behalf of the Corporation and each such person, individually and in their capacities as CEO and President respectively, one or more amendment to the SB2 Registration Statement dated April 10, 2002 and to cause such amendments to be filed with the Securities and Exchange Commission.

The following being all of the directors of the corporation approved this resolution as of the date written above.

/s/ Joseph O'Connor
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/s/ Ayaz Somani
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/s/ Karim Suleman
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